UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VYCOR MEDICAL, INC.

(Exact name of registrant in its charter)

Delaware	20-3369218
(State of incorporation or organization)	( I.R.S. Employer Identification No.)

80 Orville Drive, Suite 100 Bohemia, NY	11716
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:
n/a	n/a

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-149782

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Company’s common stock, par value $0.0001 per share, included under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (Registration No. 333-149782), originally filed on March 18, 2008, as subsequently amended, is incorporated by reference into this registration statement.

Item 2.  Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation (1)

3.2	Bylaws (1)

10.1	6% Convertible Debenture No. 1 to Regent Private Capital, LLC (1)

10.2	6% Convertible Debenture to Fountainhead Capital Partners Limited (1)

10.3	Fountainhead Capital Partners Limited Warrant (1)

10.4	Fountainhead Capital Partners Limited Bridge Loan Debenture (1)

10.5	GC Advisors LLC Warrants (1)

10.6	George Kivotidis Warrant dated November 6, 2007 (1)

10.7	Martin Magida Warrant dated September 1, 2007 (1)

10.8	Robert Guinta Warrant dated September 1, 2007 (1)

10.9	Opinion of Sichenzia Ross Friedman Ference LLC regarding legality of common stock being registered. (1)

10.11	Fountainhead Capital Partners Limited Option Agreement (1)

10.12	Convertible Debenture Purchase Agreement between Vycor Medical, Inc. and Regent Private Capital, LLC dated February 14, 2008 (1)

10.13	Convertible Debenture Purchase Agreement between Vycor Medical, Inc. and Fountainhead Capital Partners Limited (1)

10.14	Stock Option Agreement with Heather N. Jensen dated February 15, 2008 (1)

10.15	Stock Option Agreement with Kenneth Coviello dated February 15, 2008 (1)

10.16	Letter Agreement between Fountainhead Capital Management Limited and Vycor Medical, Inc. dated as of December 29, 2009 (2)

10.17	Debenture Exchange Agreement by and between Fountainhead Capital Management Limited and Vycor Medical, Inc. dated as of December 29, 2009 (3)

10.18	Form of Amended Fountainhead Capital Management Debenture dated as of January 5, 2010 (4)

10.19	Form of Amended Regent Private Capital Debenture dated as of December 29, 2009 in the original face amount of $350,000 (5)

10.20	Form of Amended Regent Private Capital Debenture dated as of December 29, 2009 in the original face amount of $453,690 (6)

10.21	Amended Security Agreement by and between Vycor Medical, Inc. and Regent Private Capital, LLC and Fountainhead Capital Management Limited dated as of December 29, 2009 (7)

10.22	Certificate of Designations Series A Convertible Preferred Stock (8)

10.23	Certificate of Designations Series B Convertible Preferred Stock (9)

10.24	Fountainhead Capital Management Limited Waiver Agreement (10)

10.25	Regent Private Capital, LLC Waiver Agreement (11)

10.26	Vycor Medical, Inc. Employment Agreement with Kenneth T. Coviello (12)

10.27	Vycor Medical, Inc. Employment Agreement with Heather Vinas (13)

10.28	Form of new Management Warrants (14)

10.29	Shareholder’s Agreement between Vycor Medical, Inc. and Fountainhead Capital Management Limited (15)

10.30	Form of Management Lock-up Agreement (16)

10.31	Consulting Agreement dated as of February 10, 2010 by and between Vycor Medical, Inc. and Fountainhead Capital Management Limited (17)

10.32	Amended and Restated Consulting Agreement dated as of September 29, 2010 by and between Vycor Medical, Inc. and Fountainhead Capital Management Limited (18)

10.33	Extension of Funding Commitment letter dated as of September 29, 2010 from Fountainhead Capital Management Limited to Vycor Medical, Inc. (19)

10.34	Employment Agreement dated as of September 30, 2010 between Vycor Medical, Inc. and David Cantor (20)

10.35	Employment Agreement dated as of September 30, 2010 between Vycor Medical, Inc. and Peter C. Zachariou (21)

___________________________

(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form S-1 filed on March 18, 2008.

(2)	Incorporated herein by reference to exhibit 2.1 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(3)	Incorporated herein by reference to exhibit 4.1 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(4)	Incorporated herein by reference to exhibit 4.2 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(5)	Incorporated herein by reference to exhibit 4.3 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(6)	Incorporated herein by reference to exhibit 4.4 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(7)	Incorporated herein by reference to exhibit 4.5 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(8)	Incorporated herein by reference to exhibit 4.6 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(9)	Incorporated herein by reference to exhibit 4.7 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(10)	Incorporated herein by reference to exhibit 10.1 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(11)	Incorporated herein by reference to exhibit 10.2 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(12)	Incorporated herein by reference to exhibit 10.3 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(13)	Incorporated herein by reference to exhibit 10.4 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(14)	Incorporated herein by reference to exhibit 10.5 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(15)	Incorporated herein by reference to exhibit 10.6 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(16)	Incorporated herein by reference to exhibit 10.7 in the Registrant’s Current Report on Form 8-K filed on January 6, 2010.

(17)	Incorporated herein by reference to exhibit 10.1 in the Registrant’s Current Report on Form 8-K filed on February 17, 2010.

(18)	Incorporated herein by reference to exhibit 10.1 in the Registrant’s Current Report on Form 8-K filed on October 5, 2010.

(19)	Incorporated herein by reference to exhibit 10.2 in the Registrant’s Current Report on Form 8-K filed on October 5, 2010.

(20)	Incorporated herein by reference to exhibit 10.3 in the Registrant’s Current Report on Form 8-K filed on October 5, 2010.

(21)	Incorporated herein by reference to exhibit 10.4 in the Registrant’s Current Report on Form 8-K filed on October 5, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Vycor Medical, Inc, (Registrant)

Date: October 29, 2010	By:	/s/ David Cantor
David Cantor President